EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-Q of Cue Biopharma, Inc. (the “Company”) for the three months ended March 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Daniel R. Passeri, Chief Executive Officer of the Company, and Kerri-Ann Millar, Vice Preseident of Finance of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to our knowledge that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Cue Biopharma, Inc. and will be retained by Cue Biopharma, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Daniel R. Passeri	/s/ Kerri-Ann Millar
Name: Daniel R. Passeri	Name: Kerri-Ann Millar
Title: Chief Executive Officer	Title: Vice President of Finance
(Principal Executive Officer)	(Principal Financial Officer and Principal Accounting Officer)

Date: May 14, 2018	Date: May 14, 2018